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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY


                       KNOW ALL PERSONS BY THESE PRESENTS

       That Arthur A. Greenberg has made, constituted and appointed, and BY THESE PRESENTS does make, constitute and appoint Philip C. Calian and Jordan B. Allen, or either of them, of the City of Chicago, County of Cook, State of Illinois, true and lawful ATTORNEY(S)-IN-FACT for himself and in his name, place and stead to sign and execute in any and all capacities that certain Registration Statement on Form S-8 (and all amendments thereto), including all exhibits thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, giving and granting unto Philip C. Calian and Jordan B. Allen, or either of them, said Attorney(s)-in-Fact, full power and authority to do and perform each and every act and thing whatsoever, requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that said Attorney(s)-in-Fact or designated substitutes shall lawfully do or cause to be done by virtue hereof.

       Notwithstanding any other provision of this Power of Attorney to the contrary, the power granted to said Philip C. Calian and Jordan B. Allen shall not include the power to negotiate checks.

         IN TESTIMONY WHEREOF, the undersigned has hereunto set his hand and seal this 27th day of January, 2000.


                                   /s/ Arthur A. Greenberg
                                   -----------------------------------
                                   Arthur A. Greenberg